EXHIBIT 99.1

Filed by VaxGen, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Raven biotechnologies, inc.
Registration Statement File No. 333-148312
Contact:
Matthew Pfeffer
VaxGen, Inc.
(650) 624-2400
VaxGen Provides Update Regarding Record Date
South San Francisco, Calif. –January 22nd, 2008 — VaxGen Inc. (Pink Sheets: VXGN.PK), a biopharmaceutical company, announced today that it has not yet formally determined the record date for the stockholder vote on VaxGen’s proposed merger with Raven biotechnologies, inc. Only stockholders of record as of the record date will be entitled to vote on the proposed merger. Beneficial owners of VaxGen shares held in “street name” as of the record date must follow the instructions of their broker with regard to the voting of shares. At this point, the Company anticipates that the record date will be January 31, 2008, subject to formal approval by VaxGen’s board of directors.
At a conference hosted by Punk Ziegel on January 18, 2008, Dr. George Schreiner, the CEO of Raven biotechnologies, incorrectly stated that the record date had been set for January 23, 2008, as had been proposed in VaxGen’s preliminary proxy statement/registration statement on Form S-4 filed on Dec 21, 2007.
The final record date and date of the stockholder meeting will be disclosed in the Notice of Special Meeting of Stockholders included with the company’s definitive proxy statement/registration statement on Form S-4 at the time such registration statement is declared effective by the Securities Exchange Commission.
About VaxGen
VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. For more information, please visit the company’s web site at www.vaxgen.com.
About Raven
Raven biotechnologies, inc. is a privately held biotechnology company focused on the development of monoclonal antibody therapeutics for treating cancer. Raven’s lead product candidate, RAV12, targets adenocarcinomas and is in clinical development for the treatment of gastrointestinal and other cancers. Raven, which is based in South San Francisco, California, has identified multiple candidate therapeutic MAbs for many cancer indications including lung, colon, pancreatic, prostate, breast, brain, and ovarian cancer. Please visit www.ravenbio.com for more information about Raven biotechnologies inc.
Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding the anticipated record date for the special meeting of VaxGen stockholders to vote on the proposed merger with Raven biotechnologies, inc. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Additional information concerning these and other risk factors is contained in VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2006 and most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen and Raven undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
Additional Information and Where to Find It
VaxGen has filed a registration statement on Form S-4, and a related proxy statement/prospectus, in connection with the merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents

(when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen’s definitive proxy statement for its 2007 Annual Meeting of Stockholders which was filed with the SEC on November 21, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at VaxGen as described above.